SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported): May 3, 1996



                       Palomar Medical Technologies, Inc.
             (Exact name of registrant as specified in its charter)



Delaware                          0-22340                       04-3128178
- ---------------                   -----------                   -------------
(state or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)                   Identification
incorporation)                                                   Number)



               66 Cherry Hill Drive, Beverly, Massachusetts 01915
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 508-921-9300







Item 2:  Other Events.

On May 3, 1996, Palomar Medical Technologies, Inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiary, TTI Acquisition Corp., an Arizona corporation ("Sub"), acquired all of the assets and business of Tissue Technologies, Inc., also an Arizona corporation ("TTI"), through a reverse triangular merger (the "Merger"). TTI manufactures and sells a patented and FDA-approved carbon dioxide laser system for skin resurfacing that will augment Palomar's family of proprietary laser systems for medical, dermatological and cosmetic treatments. Pursuant to the Merger, the Company issued an aggregate of 3,200,000 shares of its common stock, $.01 par value per share, to the stockholders of TTI (the "Palomar Shares"). The Merger is intended to be accounted for as a pooling of interests. In connection with the Merger, the Company has agreed to register the Palomar Shares.

Item 7:  Financial Statements and Exhibits.

         (a)  Financial Statements of Business Acquired.

                  All required unaudited financial statements will be filed by amendment within sixty (60) days of the date on which this report is filed.

         (b)  Pro Forma Financial Statements.

                  All required pro forma financial statements will be filed by amendment within sixty (60) days of the date on which this report is filed.

         (c)  Exhibits.

                  The following Exhibits are attached hereto:

                  2.1 Agreement and Plan of Reorganization dated March 9, 1996 by and among the Company, Sub, TTI and Mario Barton ("Barton"), the principal shareholder of TTI (the "Merger Agreement").

                  2.2 Amendment to the Merger Agreement dated April 29, 1996 by and among the Company, Sub, TTI and Barton.

                  2.3 Letter from the Company to TTI waiving the Company's right to receive indemnification under Section 6 of the Merger Agreement in certain circumstances.

                  2.4 Plan of Merger dated May 3, 1996 by and among the Company, Sub and TTI.






                  2.5 List of exhibits and schedules omitted from the Merger Agreement.

                  The Company hereby undertakes and agrees to furnish copies of the exhibits and schedules set forth in exhibit 2.5 above to the Commission upon its request.




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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PALOMAR MEDICAL
                                                TECHNOLOGIES, INC.

      5-16-96                                   By: /s/ Steve Georgiev
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Date                                               Steve Georgiev, Chairman